UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 22, 2008, AbitibiBowater Inc. (the "Company") issued guidance with respect to the Company's expected fourth quarter financial performance. A copy of the press release is attached hereto as Exhibit 99.1.

All of the information in Item 7.01 of this report, including the press release attached as Exhibit 99.1 hereto as it relates to the Company's fourth quarter expectations, is being "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

On December 17, 2008, the Company issued a press release announcing that the Company will consider all options available to protect the interests of its stakeholders after the government of Newfoundland and Labrador, Canada said that it would expropriate provincial assets and all water and land rights to the public and private forestlands the Company manages in the province. A copy of the press release is attached hereto as Exhibit 99.2.

On December 22, 2008, the Company issued a press release announcing that the Company has accepted a non-binding proposal for the sale of its equity interest in ACH Limited Partnership to a major industrial energy producer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

		99.1	Press release issued by the Company on December 22, 2008.
		99.2	Press release issued by the Company on December 17, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: December 22, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on December 22, 2008.
99.2	Press release issued by the Company on December 17, 2008.

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